UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) December 31, 2008

HF FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

Delaware	0-19972	46-0418532
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

225 South Main Avenue, Sioux Falls, SD	57104
(Address of principal executive office)	(ZIP Code)

(605) 333-7556

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02:  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)           On December 31, 2008, HF Financial Corp. (the “Company”) and its wholly-owned subsidiary, Home Federal Bank (the “Bank”), as applicable, (i) entered into amended and restated employment agreements (the “Employment Agreements”) and change-in-control agreements (the “Change-in-Control Agreements”) with Curtis L. Hage, the Company’s Chairman, President and Chief Executive Officer; Darrel L. Posegate, the Company’s Executive Vice President, Chief Financial Officer and Treasurer; David A. Brown, the Bank’s Senior Vice President/Community Banking; Natalie A. Sundvold, the Bank’s Senior Vice President/Service & Support; and Brent R. Olthoff, the Bank’s Senior Vice President/Chief Financial Officer and Treasurer (Messrs. Hage, Posegate, Brown, Olthoff and Ms. Sundvold are collectively referred to herein as the “Named Executive Officers”), (ii) entered into an amended and restated Deferred Compensation Agreement with Mr. Hage (the “Deferred Compensation Agreement”), (iii) amended and restated the Excess Pension Plan for Executives (the “Excess Pension Plan”), in which all of the Named Executive Officers are eligible to participate, and (iv) amended and restated the Long-Term Incentive Plan and Short-Term Incentive Plan (collectively, the “Incentive Plans”), in which all of the Named Executive Officers participate.

The Employment Agreements, Change-in-Control Agreements, Deferred Compensation Agreement, Excess Pension Plan, and Incentive Plans were all amended to, among other things, make certain technical and administrative changes in compliance with Section 409A of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

The Employment Agreements and Change-in-Control Agreements were also amended to effect certain compensation restrictions required as a result of the Company’s participation in the capital purchase program (the “CPP”) of the United States Treasury Department (the “Treasury Department”) established under the Emergency Economic Stabilization Act of 2008.  These amendments included:

(i)                                     Prohibiting “golden parachute payments” to the Named Executive Officers during the period (the “CPP Period”) that the Treasury Department holds an equity or debt position in the Company pursuant to the CPP;

(ii)                                  Requiring any bonus and incentive compensation paid to the Named Executive Officers during the CPP Period to be subject to recovery or “clawback” by the Bank if such payments were based on materially inaccurate financial statements or any other materially inaccurate performance metric criteria;

(iii)                               Stipulating that each of the Bank’s other compensation, bonus, incentive and benefit plans, arrangements and agreements in which the Named Executive Officers are a party to or otherwise participate are amended to the extent necessary to give effect to (i) and (ii) above; and

(iv)                              Requiring the Bank to review all of its compensation, bonus, incentive and other benefit plans, arrangements and agreements to ensure that they do not encourage the Named Executive Officers to take unnecessary and excessive risks that threaten the value of the Bank.

The summary of the amendments to the above agreements and plans does not purport to be complete and is qualified in its entirety be reference to the complete text of the Employment Agreements, Change-in-Control Agreements, Deferred Compensation Agreement, Excess Pension Plan, and Incentive Plans, copies of which are filed as Exhibits 10.1 to 10.10 to this report and incorporated by reference herein.

Item 9.01:  Financial Statements and Exhibits

(d)	Exhibit Number	Description

	10.1	Restated Employment Agreement by and between Home Federal Bank and Curtis L. Hage.
	10.2	Form of Restated Employment Agreement by and between Federal Home Bank and each of Darrel L. Posegate, David A. Brown, Brent R. Olthoff, and Natalie A. Sundvold.
	10.3	Restated Change-in-Control Agreement by and between Federal Home Bank and Curtis L. Hage.
	10.4	Restated Change-in-Control Agreement by and between Home Federal Bank and Darrel L. Posegate.
	10.5	Restated Change-in-Control Agreement by and between Home Federal Bank and David A. Brown.
	10.6	Form of Restated Change-in-Control Agreement by and between Home Federal Bank and each of Brent R. Olthoff and Natalie A. Sundvold.
	10.7	Home Federal Bank Amended and Restated Deferred Compensation Agreement for Curtis L. Hage.
	10.8	HF Financial Corp. Excess Pension Plan for Executives, amended and restated effective January 1, 2009.
	10.9	Home Federal Bank Short-Term Incentive Plan, as amended and restated effective July 1, 2008.
	10.10	Home Federal Bank Fifth Amended and Restated Long-Term Incentive Plan, as amended and restated effective July 1, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HF Financial Corp.
(Registrant)

Date: January 7, 2009	By:	/s/ CURTIS L. HAGE
Curtis L. Hage
Chairman, President and Chief Executive Officer (Principal Executive Officer)

Date: January 7, 2009	By:	/s/ DARREL L. POSEGATE
Darrel L. Posegate
Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)